Exhibit 10.18

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”), dated as of January 18, 2023 (the “Effective Date”), is by and between Xiao-I Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”), and H. David Sherman, an individual (the “Director”).

RECITALS

WHEREAS, the Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”) and the Director desires to accept such appointment to serve on the Board; and

WHEREAS, the Director may be appointed to serve as a member or chair of one or more committees of the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the Director’s services to the Company as a member of the Board, as a member of such committees of the Board to which the Director may be appointed from time to time and as chair of one or more committees to which the Director may be appointed in such capacity from time to time, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Term. The Company hereby appoints the Director, and the Director hereby accepts such appointment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such appointment shall commence on the effective date of the Form F-1 filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2022 (the “Commencement Date”) and shall continue until the Director’s successor is duly elected or appointed and qualified or until the Director’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of this Agreement, the Company’s then current Memorandum and Articles of Association, as may be amended from time to time (the “Charter”), or any applicable laws, rules, or regulations (the “Expiration Date”). Director may at any time and for any reason resign or be removed from such position consistent with the Charter (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have No obligation under this Agreement with respect to the Director. In the event that the Director’s successor has not been duly elected or appointed as of the Expiration Date, the Director agrees to continue to serve hereunder until such successor has been duly elected or appointed and qualified.

2. Director Services. The Director shall provide the following Services (“Director Services”):

(a) During the term of services as a director of the Company (“Directorship Term”), the Director make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b) The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities, subject to any limitations set forth by the Sarbanes-Oxley Act of 2002 and limitations provided by any exchange or quotation service on which the Company’s common stock is listed or traded. Notwithstanding the same, the Director will provide the Company with prior written notice of any future commitments to such entities and use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in No way limit his activities on behalf of (i) any current employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation. In exchange for the Director’s service as (a) a member of the Board, (b) a member of each committee of the Board to which the Director may be appointed, and (c) chair of each committee of the Board to which the Director may be appointed, the Company agrees to compensate the Director, and the Director agrees to accept the compensation, as set forth below and subject to the terms herein (the “Compensation”). In the event that the Director serves less than twelve consecutive months as a member of the Board, the Company shall only be obligated to pay the pro rata portion of the Compensation to the Director for services performed during such year.

(a) Director Compensation. In recognition of the services to be provided by the Director and during the Directorship Term, the Company agrees to pay the Director a fee of US$50,000.00 annually which will be paid monthly on the first day of the month.

(b) Future Compensation and Benefits. The Board, with the compensation committee of the Board, as applicable, reserves the right to determine the Compensation for services provided under this Agreement.

4. Independence. The Director acknowledges that appointment to the Board is contingent upon the Board’s determination that the Director is “independent” with respect to the Company, as such term is defined by Rule 5605 of the Nasdaq Stock Market’s Listing Rules, and any other applicable rules, and that the Director may be removed from the Board in the event that the Director does not maintain such independence. The Director acknowledges and agrees that the acceptance, directly or indirectly, of any consulting, advisory, or other compensatory fee, other than for Board service, from the Company or any subsidiary thereof will impair the Director’s independence, and the Director agrees not to accept any such fees.

5. Duties. The Director shall exercise all powers in good faith and in the best interests of the Company, including but not limited to, the following:

(a) Conflicts of Interest/Applicable Law. In the event that the Director has a direct or indirect financial or personal interest in a contract or transaction to which the Company is a party, or the Director is contemplating entering into a transaction that involves use of corporate assets or competition against the Company, the Director shall promptly disclose such potential conflict to the applicable Board committee or the Board and proceed as directed by such committee or the Board, as applicable. The Director acknowledges the duty of loyalty and the duty of care owed to the Company pursuant to applicable law and agrees to act in all cases in accordance with applicable law.

(b) Corporate Opportunities. Whenever the Director becomes aware of a business opportunity related to the Company’s business, which one could reasonably expect the Director to make available to the Company, the Director shall promptly disclose such opportunity to the applicable Board committee or the Board and proceed as directed by such committee or the Board, as applicable.

(c) Noninterference with Business. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Director agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his, her or its employment, contractual or other relationship with the Company.

(d) Confidentiality. The Director agrees and acknowledges that, by reason of the nature of the Director’s duties on the Board, the Director will have or may have access to and become informed of proprietary, confidential and secret information which is a competitive asset of the Company (“Confidential Information”), including, without limitation, any lists of customers or suppliers, distributors, financial statistics, research data or any other statistics and plans or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Director has had access by reason of the Director’s relationship with the Company. The term “Confidential Information” shall not include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the Director or the Director’s representatives; or (ii) is required to be disclosed by the Director due to governmental regulatory or judicial process. The Director agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of employment duties) any such Confidential Information. The Director acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company’s business, and any and all other documents containing Confidential Information furnished to the Director by the Company or otherwise acquired or developed by the Director, shall at all times be the property of the Company. Upon termination of the Director’s services hereunder, the Director shall return to the Company any such property or documents which are in the Director’s possession, custody or control, but this obligation of confidentiality shall survive such termination until and unless any such Confidential Information shall have become, through No fault of the Director, generally known to the public. The obligations of the Director under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Director may have to the Company under general legal or equitable principles.

(e) Code of Business Conduct and Ethics. The Director agrees to abide by and follow all such procedures set forth in the Company’s code of business conduct and ethics, as may be in existence now or at any time during the term of this Agreement, and any other policy, code or document governing the conduct of directors of the Company as may be in existence now or at any time during the term of this Agreement.

6. Expenses. Upon submission of adequate documentation by the Director to the Company, the Director shall be reimbursed for all reasonable expenses incurred in connection with the Director’s positions as a member of the Board and for services as a member of each committee of the Board to which the Director may be appointed.

7. Indemnity. The Company and the Director agree that indemnification with respect to the Director’s service on the Board shall be governed by that certain Indemnification Agreement attached as Exhibit A hereto (“Indemnification Agreement”).

8. Director and Officer Liability Insurance. The Company will use its best efforts to maintain a customary director and officer liability insurance policy for all Board members and such policy will cover Director to the same extent as other directors and officers covered under the policy.

9. Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 2 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

10. Withholding. The Director agrees to cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation in connection herewith, and the Company may act unilaterally in order to comply with such laws.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

12. Recitals. The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Headings and Captions. The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and shall not be considered terms or conditions of this Agreement.

15. Neutral Construction. Neither party hereto may rely on any drafts of this Agreement in any interpretation of the Agreement. Both parties to this Agreement have reviewed this Agreement and have participated in its drafting and, accordingly, neither party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

17. Survival. The rights and obligations contained in Section 5(a), (c) and (d) will survive any termination or expiration of this Agreement.

18. Miscellaneous. This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of laws. This Agreement and the Indemnification Agreement constitute the entire understanding between the parties with respect to the Director’s service on the Board and there are No prior or contemporaneous written or oral agreements, understandings, or representations, express or implied, directly or indirectly related to this Agreement that are not set forth or referenced herein. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates with respect to the Director’s service on the Board. The Director acknowledges that he has not relied on any prior or contemporaneous discussions or understanding in entering into this Agreement. The terms and provisions of this Agreement may be altered, amended or discharged only by the signed written agreement of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Agreement as of the Effective Date.

XIAO-I CORPORATION

By:
Name:
Title:

DIRECTOR

Name: H. David Sherman

Signature Page to Independent Director Agreement

EXHIBIT A

INDEMNIFICATION AGREEMENT

(Attached)